                               EXHIBIT 99.1

                          JOINT FILING AGREEMENT


          The undersigned stockholders of Miller Exploration Company, a Deleware corporation, hereby consent to the joint filing of a Schedule 13(g) in accordance with Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Date: February 17, 1998            /S/ DAVID A. MILLER
                                   David A. Miller



                                   DAVID A. MILLER TRUST


                                   By /S/ DAVID A. MILLER
                                      David A. Miller, Trustee



                                   OAK SHORES INVESTMENT, INC.

                                   DAVID A. MILLER TRUST


                                   By /S/ DAVID A. MILLER
                                      David A. Miller, Trustee